News Release
Contacts:
Steve Himes, 980-636-5636, shimes@chiquita.com, (Investors & Analysts)
Tiffany Breaux, 980-636-5029, TBreaux@chiquita.com, (Media)

CHIQUITA APPOINTS EDWARD F. LONERGAN PRESIDENT
AND CHIEF EXECUTIVE OFFICER

CHARLOTTE, October 2, 2012 – Chiquita Brands International, Inc. (NYSE: CQB) today announced that Edward F. Lonergan has been appointed President and Chief Executive Officer, effective October 8, 2012.  Mr. Lonergan succeeds Fernando Aguirre, who previously announced his plan to step down as Chairman, President and CEO of Chiquita.  Mr. Lonergan has also been appointed to the Company’s Board of Directors.  Kerrii B. Anderson has been named non-executive Chairwoman of the Board of Directors, also effective October 8, 2012.

Mr. Lonergan most recently served as President and Chief Executive Officer of Diversey, Inc., a leading global provider of sustainable cleaning, sanitation and hygiene solutions.  At Diversey, Mr. Lonergan led the strategic and financial turnaround of the company, significantly improving efficiency, market competitiveness and shareholder value, and established Diversey as a global leader in sustainability.

“We are extremely pleased to announce that, after a thorough search process, the Board has chosen Ed Lonergan as its next President and Chief Executive Officer,” said Kerrii B. Anderson, Chiquita’s Chairwoman.  “Ed brings more than 30 years of leadership experience across many industries, and is widely recognized as an outstanding business leader with an impressive track record of success.  Ed’s leadership and operational expertise ideally suit him to lead Chiquita in its next phase of growth.  I look forward to working closely with Ed as we continue to execute our strategic priorities and create stockholder value.”

Mr. Lonergan said, “I am honored and excited to have the opportunity to lead Chiquita, a Company with strong equity and high-quality products.  Chiquita has a solid foundation on which to build, and an excellent team in place that is well equipped to take the necessary steps to drive change and enhance operations.  I am committed to working closely with the Board, management team and talented employees to continue the Company’s financial and strategic turnaround aimed at refocusing and re-energizing the core business and driving down costs.  We believe this strategy will allow Chiquita to enhance its competitive position and further align its operations and investments to increase profitability, improve cash flow, reduce debt and drive long-term shareholder value.”

Ms. Anderson concluded, “On behalf of the Board, I want to thank Fernando for his commitment to ensuring a smooth transition as well as for his dedication and contributions over almost nine years of service to Chiquita. We wish him all the best in his future endeavors.”  As previously disclosed, Mr. Aguirre has agreed to make himself available for a one year period as a consultant to assist in the transition.

About Edward F. Lonergan

Prior to Diversey, Inc., Mr. Lonergan served as the President of the European region for The Gillette Company from May 2002 to December 2005.  There, Mr. Lonergan was accountable for more than $3.8 billion in sales revenue.  He and his team led strong improvements in brand equity and strategic customer growth while significantly enhancing the operational efficiency and profitability of the European region.  Prior to joining The Gillette Company, Mr. Lonergan spent 21 years with The Procter & Gamble Company, where he held a variety of leadership positions both domestically and internationally, including general management roles in customer business development and in developing markets.  Mr. Lonergan graduated from Union College in New York in 1981 with a BA in political science and is married with two adult children.

Employment Agreement

In connection with his appointment, Chiquita has entered into an employment agreement with Mr. Lonergan which provides, among other things, for an inducement grant of equity compensation.  This grant, which is not being made from Chiquita's shareholder approved equity compensation plan, consists of an option grant to purchase up to 1,440,062 shares of Chiquita's common stock, at an exercise price to be determined in accordance with the employment agreement, which becomes exercisable as to 50% of such shares on each of the first two anniversaries of Mr. Lonergan's start date, subject to his continued employment.  The option has a maximum term of five years.  The inducement grant also included an award of 231,065 restricted stock units, which entitle Mr. Lonergan to receive Chiquita shares upon vesting.  The restricted stock unit award also vests as to 50% of such shares on each of the first two anniversaries of Mr. Lonergan's start date.

The inducement grant awards will also become fully vested on a termination of Mr. Lonergan's employment by Chiquita without cause or by Mr. Lonergan following certain adverse changes to his terms and conditions of employment, as set forth in the employment agreement.  Mr. Lonergan has agreed not to transfer the shares subject to the inducement award prior to the second anniversary of his start date.

Chiquita's Compensation Committee and the independent members of the Board of Directors approved the employment inducement award in reliance on an employment inducement exception to NYSE shareholder approval governance rules. To comply with the terms of this exemption, the inducement grant requires an immediate public announcement of the award and provision of written notice of the award to the NYSE.

The foregoing description is qualified in its entirety by reference to Mr. Lonergan's employment agreement, a copy of which will be filed shortly as an exhibit to Chiquita's SEC filings.

ABOUT CHIQUITA BRANDS INTERNATIONAL, INC.

Chiquita Brands International, Inc. (NYSE: CQB) is a leading international marketer and distributor of nutritious, high-quality fresh and value-added food products – from energy-rich bananas, blends of convenient green salads, other fruits to healthy snacking products.  The company markets its healthy, fresh products under the Chiquita® and Fresh Express® premium brands and other related trademarks.  With annual revenues of more than $3 billion, Chiquita employs more than 21,000 people and has operations in nearly 70 countries worldwide.  For more information, please visit our corporate web site at www.chiquita.com.

FORWARD-LOOKING STATEMENTS
This press release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chiquita, including: the customary risks experienced by global food companies, such as prices for fuel and other commodity inputs, currency exchange rate fluctuations, industry and competitive conditions (all of which may be more unpredictable in light of continuing uncertainty in the global economic environment), government regulations, food safety issues and product recalls affecting the company or the industry, labor relations, taxes, political instability and terrorism; challenges in implementing the relocation of the Company’s corporate headquarters, and other North American corporate functions, to Charlotte, North Carolina; challenges in implementing restructuring and leadership changes highlighted in Chiquita’s second quarter press release; unusual weather events, conditions or crop risks; our continued ability to access the capital and credit markets on commercially reasonable terms and comply with the terms of our agreements; and the outcome of pending litigation and governmental investigations involving the company, as well as the legal fees and other costs incurred in connection with these items. Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and the company undertakes no obligation to update any such statements. Additional information on factors that could influence Chiquita’s financial results is included in its SEC filings, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

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